EXHIBIT 5

                            ARNALL GOLDEN & GREGORY
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                            2800 ONE ATLANTIC CENTER
           1201 WEST PEACHTREE STREET  *  ATLANTA, GEORGIA 30309-3400
             TELEPHONE (404) 873-8500  *  FACSIMILE (404) 873-8501

FIRST LIBERTY BANK TOWER                           WRITER'S DIRECT DIAL NUMBER
      SUITE 1000                                          (404) 873-8608
   201 SECOND STREET
 MACON, GEORGIA 31201                             WRITER'S DIRECT DIAL FACSIMILE
   (912) 745-3344                                         (404) 873-8609

                                 June 14, 1995
Sysco Corporation
1319 Enclave Parkway
Houston, Texas  77077-2099

     Re: Form S-3 Registration Statement No. 33-60023

Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Sysco Corporation, a Delaware corporation (the "Company"), of up to $500 million aggregate principal amount promissory notes (the "Notes"), upon the terms and conditions set forth in Registration Statement No. 33-60023 on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We have acted as counsel for the Company in connection with the preparation of the Registration Statement and the offering of the Notes by the Company.

     In rendering the opinions contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. In connection with expressing these opinions, we have relied, as to matters of New York law upon the opinion of Baker & Botts, a copy of which opinion is attached as "Exhibit A" hereto. In our opinion, both we as counsel and the Company are justified in relying upon such opinions.

     Based upon the foregoing, we are of the opinion that the Notes have been duly and validly authorized and when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and duly executed by the Company and authenticated by the Trustee under one of the Indentures (the "Indentures") filed as an exhibit to the Registration Statement, and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, (1) the Notes will be legally issued, fully paid and nonassessable; and (2) the Notes will constitute valid and binding obligations of the Company in accordance with their respective terms and will be entitled to the benefits of the Indenture

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to which they relate in accordance with their respective terms and the terms of such Indenture.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              ARNALL GOLDEN & GREGORY

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                                                                     EXHIBIT A
   AUSTIN                       BAKER & BOTTS
   DALLAS                           L.L.P.
   MOSCOW                      ONE SHELL PLAZA         TELEPHONE: (713) 229-1234
  NEW YORK                      910 LOUISIANA          FACSIMILE: (713) 229-1522
WASHINGTON, D.C.           HOUSTON, TEXAS 77002-4995        TELEX: 76-2778

                                                                   June 14, 1995
Sysco Corporation
1390 Enclave Parkway
Houston, Texas  77077-2099

Gentlemen:

            As set forth in the Registration Statement on Form S-3 (Registration No. 033-60023) filed with the Securities and Exchange Commission on June 6,
1995 (the "Registration Statement") by Sysco Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to $500,000,000 aggregate principal amount of debt securities of the Company (the "Debt Securities") for issuance from time to time pursuant to Rule 415 under the Act, certain legal matters under New York law in connection with the Debt Securities and the Common Stock are being passed upon for you by us.

            In connection with this opinion we have examined (i) the charter and bylaws of the Company, each as amended to date, (ii) the form of Senior Debt Indenture to be executed by the Company and First Union Bank of North Carolina, as trustee, pursuant to which the Debt Securities may be issued (together with any amendments and supplements thereto, the "Senior Debt Indenture"), (iii) the form of Subordinated Indenture to be executed by the Company and the trustee to be named therein, pursuant to which the Debt Securities may be issued (together with any amendments and supplements thereto, the "Subordinated Debt Indenture") and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.

            In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a prospectus supplement relating to the Registration Statement (the "Prospectus Supplement") will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby, (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (iv) a definitive purchase,

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underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

            Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

      2. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized, validly executed and delivered by the Company and the trustee thereunder, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the board of directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referenced as the "Company Board"), has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and (v) payment of the consideration for such Debt Securities provided for in such agreement has been made, such Debt Securities will be legally issued and will constitute binding obligations of the Company.

      3. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized, validly executed and delivered by the Company and the trustee thereunder, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Company Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and (v) payment of the consideration for such Debt Securities provided for in such agreement has been made, such Debt Securities will be legally issued and will constitute binding obligations of the Company.

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            We hereby consent to the filing of this opinion of counsel as
Exhibit A to Exhibit 5 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

            The law covered by the opinions expressed herein is limited in all respects to matters of the Delaware General Corporation Law and the Contract Law of the State of New York. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person, other than the law firm of Arnall, Golden & Gregory, Atlanta, Georgia as to matters of New York law.

                                                 Very truly yours,

                                             /s/ BAKER & BOTTS, L.L.P.

cc:   Arnall, Golden & Gregory
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